Exhibit 10.1.1

FORBEARANCE, FIRST AMENDMENT TO CREDIT AGREEMENT AND FIRST

AMENDMENT TO FEE LETTER

FORBEARANCE, FIRST AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO FEE LETTER, dated as of October 30, 2008, by and among Baseline Oil & Gas Corp., a Nevada corporation (the “Borrower”), the lenders from time to time to the Credit Agreement (as defined below), and Wells Fargo Foothill, Inc., a California corporation, individually (“WFF”) and as the arranger, administrative agent and lender under the Credit Agreement (in such capacity, together with its successors and assigns in such capacity, the “Agent”).

RECITALS

A. The Borrower, the Lenders, and the Agent are parties to the Credit Agreement, dated as of October 1, 2007 (as amended, restated, supplemented, or otherwise modified prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders made certain loans and financial accommodations available to the Borrower.

B. Certain material Events of Default have occurred and are continuing under Sections 7.2(a) and 7.8 of the Credit Agreement and will continue to exist under the Credit Agreement, resulting from (i) the Borrower’s failure to comply with Section 6.8 of the Credit Agreement as a result of (x) the Permitted Holders’ failure to own and control, directly or indirectly, at least 51% of the Stock of Borrower having the right to vote for the election of members of the Board of Directors and (y) a “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20%, or more, of the Stock of Borrower having the right to vote for the election of members of the Board of Directors, in each case, solely as a result of Third Point Partners Qualified L.P. and Third Point Partners L.P. owning a majority of the issued and outstanding shares of Stock of Borrower (the “Change of Control Default”), (ii) the Borrower’s default under the Second Secured Debt Documents arising by reason of the failure (x) to pay the purchase price for the Existing Second Secured Notes (as defined below) in respect of the Change of Control Default and (y) to pay interest on overdue installment of interest coming due October 1, 2008 and (z) to satisfy the required financial ratios in Sections 4.31 and 4.32 thereunder with respect to senior secured indebtedness to EBITDA and total indebtedness to EBITDA, each as of June 30, 2008 (the “Debt Default”; together with the Change of Control Default, collectively, the “Specified Events of Default”) and (iii) the Specified Hedge Events of Default (as defined below).

C. An Event of Default (as defined in the Hedge Agreement) (a “Hedge Event of Default”) has occurred under each of Sections 5(a)(v) and (vi) of the ISDA Master Agreement dated as of October 1, 2007 (including the schedule thereto, any confirmation entered into pursuant thereto and any obligations assumed pursuant to any novation agreement relating thereto, the “Hedge Agreement”) between WFF and the Borrower by reason of the Debt Default under the Credit Agreement (the “Specified Hedge Events of Default”).

D. The Borrower has requested that the Agent and Lenders forbear from exercising their rights and remedies as a result of the occurrence and continuance of the Specified Events of Default and that WFF forbear from exercising its rights and remedies under the Hedge Agreement as a result of the occurrence and continuance of the Specified Hedge Events of Default.

E. The Agent, the Lenders and WFF are willing to grant such forbearance on a limited basis, subject to the amendment of the Credit Agreement and the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. In addition, the following terms, for the purposes of this Agreement, shall have the following meanings:

“Forbearance Effective Date” has the meaning assigned to it in Section 7.

“Forbearance Period” means the period commencing on the Forbearance Effective Date and continuing through and including the Termination Date, unless earlier terminated pursuant to the terms and provisions of this Agreement.

“Secured Creditor Remedies” means any action by the Agent, any Lender or WFF to sell, foreclose, repossess or liquidate any of the Collateral.

“Termination Date” means midnight (New York Time) on April 15, 2009.

“Termination Event” means any one or more of the following: (i) any representation or warranty made or deemed made by the Borrower in this Agreement shall be false or misleading in any material respect when made or deemed to have been made (or if such representation or warranty is qualified by materiality or a Material Adverse Effect qualification, false or misleading in any respect), (ii) the Borrower fails to perform or observe any covenant or any agreement or term contained in this Agreement, (iii) any Default or Event of Default, other than the Specified Events of Default, shall occur and be continuing under the Credit Agreement or any of the other Loan Documents, (iv) any Hedge Event of Default, other than the Specified Hedge Events of Default, shall occur and be continuing under the Hedge Agreement, or (v) any holder of Existing Notes (as defined in the Second Secured Note Indenture) shall have commenced any action, suit or any other type of legal proceeding against the Borrower and such action, suit or proceeding shall not have been withdrawn or dismissed within thirty (30) days after the commencement of such action, suit or proceeding.

2. Acknowledgements of the Borrower. The Borrower hereby acknowledges and confirms that (a) the Specified Events of Default and Specified Hedge Events of Default have occurred and are continuing, (b) the Specified Events of Default and Specified Hedge Events of Default are material, (c) the Credit Agreement permits the Agent and the Lenders to exercise all of their rights and remedies (including, without limitation, Secured Creditor Remedies) as a result of each Specified Event of Default and the Hedge Agreement permits WFF to exercise all of its rights and remedies (including, without limitation, Secured Creditor Remedies) as a result of each Specified Hedge Event of Default, (d) neither Jefferies & Company, Inc. nor any of its Affiliates is an Affiliate of the Borrower, (e) as of the Forbearance Effective Date, the Indebtedness evidenced under the Third Secured Debt Documents has been converted into equity of the Borrower and, accordingly, no obligations remain outstanding under the Third Secured Debt Documents, and (f) no holder of any Existing Second Secured Note (as defined below) has commenced any action, suit or any other type of legal proceeding against the Borrower.

3. Limited Forbearance by the Agent and the Lenders.

(a) Temporary Forbearance. In accordance with the terms and subject to the conditions of this Agreement and only so long as no Termination Event shall have occurred and be continuing, the Agent, the Lenders and WFF agree to temporarily forbear until the Termination Date from (i) (A) in the case of the Agent and the Lenders, declaring all of the Obligations to be immediately due and payable and, (B) in the case of WFF, terminating the Hedge Agreement, (ii) foreclosing upon the Collateral, and (iii) exercising any other Secured Creditor Remedies with respect to the Collateral, in each case, solely by reason of, or as a result of the occurrence of, the Specified Events of Default or the Specified Hedge Events of Default.

(b) Limited Effect of Forbearance. Notwithstanding the foregoing, the Borrower and the Lenders acknowledge and agree that the temporary forbearance granted by the Agent and the Lenders pursuant to this Agreement shall not constitute, and shall not be deemed to constitute, a waiver of the Specified Events of Default or of any other Default or Event of Default under the Loan Documents or a waiver of the Specified Hedge Events of Default or of any other Hedge Event of Default under the Hedge Agreement or a waiver of any of the rights and remedies provided thereunder, under law, at equity or otherwise (except as otherwise expressly provided in Section 3(a)).

(c) Termination of Forbearance. On and after the Termination Date, or such earlier date on which a Termination Event occurs and is continuing, the Agent’s and the Lenders’ agreement hereunder to forbear shall terminate automatically without further act or action by the Agent or the Lenders, unless sooner extended in writing. The Borrower expressly acknowledges and agrees that the effect of such termination will be to permit the Agent and the Lenders to exercise any and all rights and remedies available to them under the Loan Documents and this Agreement, at law, in equity (including, without limitation, any Secured Creditor Remedy), or otherwise without any further lapse of time, expiration of applicable grace periods, or (except as otherwise required under provisions of applicable law that cannot be waived) requirements of notice, all of which are expressly waived by the Borrower.

4. Outstanding Amount of Obligations. As of the close of business on October 23, 2008, (i) the aggregate outstanding principal amount of the Advances (not including amounts accrued but not yet charged to the Loan Account) is $21.50 and the aggregate stated amount of all outstanding Letters of Credit is $24,000.00, and (ii) the Borrower is unconditionally indebted and liable for the repayment in full of the outstanding principal amount of all Advances, all contingent reimbursement obligations with respect to outstanding Letters of Credit and all other Obligations, including, without limitation, the Applicable Prepayment Premium, the fees set forth in the Fee Letter and the fees and expenses of legal counsel to the Agent, without offset, defense or counterclaim of any kind, nature or description.

5. Amendments to Credit Agreement. The Borrower, the Lenders and the Agent wish to amend the Credit Agreement. Accordingly, on the Forbearance Effective Date (as defined in Section 7 below), the parties hereto hereby agree as follows:

(a) Schedule 1.1 of the Credit Agreement is hereby amended by amending and restating the following definitions to read in their entirety as follows:

““Applicable Margin” means (i) 3.50% in the case of Base Rate Loans and (ii) 5.00% in the case of LIBOR Rate Loans.”

““Second Secured Debt Documents” means the Second Secured Note Indenture, the Second Secured Notes, the Second Secured Debt Consent and all agreements and documents executed in connection therewith at any time, including, without limitation, those agreements and documents listed on Schedule 4.29 hereto.”

““Second Secured Notes” means the Existing Second Secured Notes and the New Second Secured Notes in the aggregate principal amount not to exceed $122,319,000 and any PIK Notes that may be issued from time to time pursuant to the Second Secured Note Indenture.”

““Second Secured Note Indenture” means the Amended and Restated Indenture between the Borrower and the Bank of New York Mellon, as trustee, dated as of October 30, 2008, as amended, supplemented or otherwise modified from time to time in accordance with Section 6.7 of this Agreement.”

(b) Schedule 1.1 of the Credit Agreement is hereby amended by adding the following definitions (in appropriate alphabetical order):

““Existing Second Secured Notes” means the 12 1/2% Senior Secured Notes due October 1, 2012, issued by the Borrower in the aggregate principal amount of not more than $115,000,000 pursuant to the Second Secured Note Indenture provided, that after the execution and delivery of the Second Secured Debt Consent and the transactions contemplated thereby, the aggregate principal amount of the 12 1/2% Senior Secured Notes due October 1, 2012, issued and outstanding shall not be more than $15,000,000.”

““First Amendment” means Forbearance, First Amendment to Credit Agreement and First Amendment to Fee Letter, dated as of October 30, 2008, by and among the Borrower, the Lenders and the Agent.”

““Forbearance Effective Date” has the meaning assigned to it in the First Amendment.”

““New Second Secured Notes” means the 15% Senior Secured PIK Notes due June 15, 2009, issued by the Borrower pursuant to the Second Secured Note Indenture and any other securities issued pursuant to the Second Secured Note Indenture at any time.”

““PIK Notes” has the meaning assigned to it in the Second Secured Note Indenture.”

““Second Secured Debt Consent” means the Consent dated as of October 29, 2008, from certain holders of the Existing Second Secured Notes.”

(c) Section 3.2(a) and (b). Sections 3.2(a) and (b) of the Credit Agreement are amended in their entirety to read as follows:

“(a) the representations and warranties of Borrower contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date and subject to the exceptions set forth in Section 10(e) of the First Amendment);

(b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof, except for the Specified Events of Default and the Specified Hedge Events of Default (in each case as defined in the First Amendment);”

(d) Section 3.3 of the Credit Agreement is hereby amended by amending and restating such section in its entirety to read as follows:

“3.3 Term. This Agreement shall continue in full force and effect for a term ending on the earlier of (a) October 1, 2010, and (b) the date that is 60 days prior to the earliest date on which any principal amount of the Second Secured Notes is scheduled to become due and payable or is required to be prepaid or redeemed (excluding any principal of the Existing Second Secured Notes), in each case in accordance with the terms of the Second Secured Note Indenture (such earlier date, the “Maturity Date”). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.”

(e) Section 6.1(h) of the Credit Agreement is hereby amended by amending and restating such section in its entirety to read as follows:

“(h) the Second Secured Debt in an aggregate principal amount not to exceed $122,319,000, plus the aggregate principal amount of any PIK Notes that may be issued from time to time pursuant to the Second Secured Note Indenture, owing by the Borrower and any Refinancing Indebtedness in respect of such Indebtedness.”

(f) Section 6.7(b) of the Credit Agreement is hereby amended by amending and restating such section in its entirety to read as follows:

“(b) Except in connection with Refinancing Indebtedness permitted by Section 6.1 and the execution and delivery of certain of the Second Secured Debt Documents on the Forbearance Effective Date, make any cash payment or (except for the issuance of PIK Notes) other payment of any kind on account of Indebtedness that has been contractually subordinated in right of payment to the Obligations if such payment is not permitted at such time under the applicable subordination terms and conditions.”

(g) Section 6.7(c) of the Credit Agreement is hereby amended by amending and restating such section in its entirety to read as follows:

“(c) Except in connection with Refinancing Indebtedness permitted by Section 6.1, directly or indirectly, amend, modify, alter, increase, or change (other than Permitted Changes and the execution and delivery of certain of the Second Secured Debt Documents on the Forbearance Effective Date) any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Section 6.1(b), (c), (f), (g), (h), (i), (j) or (m), or”

(h) Section 6.13(a) of the Credit Agreement is hereby amended by amending and restating such section in its entirety to read as follows:

“(a) transactions (other the payment of management, consulting, monitoring, or advisory fees) between Borrower, on the one hand, and any Affiliate of Borrower, on the other hand, so long as such transactions (i) are upon fair and reasonable terms, (ii) are fully disclosed to Agent if they involve one or more payments by Borrower in excess of $500,000 for any single transaction or series of transactions, and (iii) are no less favorable to Borrower, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate (for the avoidance of doubt, the acquisition by Third Point LLC, a Delaware limited liability company, of Second Secured Notes in the aggregate principal amount of up to $18,500,000 shall be deemed to comply with this section); and”

(i) Section 6.16(a) of the Credit Agreement is hereby amended by amending and restating such section in its entirety to read as follows:

“(a) Minimum EBITDA. For the period from (i) the Forbearance Effective Date through June 30, 2009, fail to achieve EBITDA of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period
$0	For the 1 month period ending October 31, 2008
$1,014,000	For the 1 month period ending November 30, 2008
$925,000	For the 1 month period ending December 31, 2008
$931,000	For the 1 month period ending January 31, 2009
$901,000	For the 1 month period ending February 28, 2009
$872,000	For the 1 month period ending March 31, 2009
$845,000	For the 1 month period ending April 30, 2009
$822,000	For the 1 month period ending May 31, 2009
$797,000	For the 1 month period ending June 30, 2009

(ii) July 1, 2009 through the Maturity Date, if the sum of (x) Qualified Cash and (y) Excess Availability is less than $10,000,000 at any time during a quarter, fail to achieve EBITDA for any quarter ending thereafter of at least $27,500,000 for the 12 month period ending September 30, 2009 and each trailing twelve month period measured quarterly thereafter.

(j) Schedule 4.29 to the Credit Agreement is hereby amended by amending and restating such schedule in its entirety to read as set forth on Schedule 1 to this agreement.

(k) Schedule 4.30 to the Credit Agreement is hereby amended by amending and restating such schedule in its entirety to read as set forth on Schedule 2 to this agreement.

6. Amendment to Fee Letter. The Borrower and the Agent wish to amend the Fee Letter. Accordingly, on the Forbearance Effective Date, the parties hereto hereby agree that the definition of “Applicable Prepayment Premium” is hereby amended and restated in its entirety to read as follows:

““Applicable Prepayment Premium” means, as of any date of determination, an amount equal to 1% times the Maximum Revolver Amount during the period from and after the date of the execution and delivery of the Agreement up to and including the Maturity Date.”

7. Conditions to Effectiveness. This Agreement shall become effective and be deemed effective as of the date when, and only when, all of the following conditions have been satisfied as determined in the Agent’s reasonable discretion (the date of such effectiveness being referred to as the “Forbearance Effective Date”):

(a) The Borrower shall have paid to the Agent, for its sole and separate account, a non-refundable fee equal to $200,000, in immediately available funds, in Dollars, which fee shall be earned in full when paid, provided that the Agent may in its sole discretion charge such fee to the Loan Account pursuant to Section 2.10 of the Credit Agreement.

(b) All out-of-pocket expenses incurred by any member of the Lender Group which have been invoiced in connection with this Agreement, the Credit Agreement or any other Loan Document, or the transactions contemplated by any of the foregoing, shall have been paid by the Borrower.

(c) The Agent shall have received on or before the Forbearance Effective Date the following, each in form and substance reasonably satisfactory to the Agent:

(i) a copy of this Agreement duly executed by the Borrower, the Agent and the Required Lenders;

(ii) fully executed copies of the Second Secured Debt Documents, and each Second Secured Debt Document shall have become effective according to its terms;

(iii) a fully executed copy of the First Amendment to the Intercreditor Agreement, and the First Amendment to the Intercreditor Agreement shall have become effective according to its terms;

(iv) a fully executed side letter from Jefferies & Company, Inc. to the Agent, with respect to certain representations;

(v) a certificate from the Secretary of Borrower (A) attesting to the resolutions of the Borrower’s Board of Directors authorizing the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to be executed and delivered pursuant hereto to which the Borrower is a party, and the performance of the Credit Agreement, as amended, (B) authorizing specific officers of the Borrower to execute the same, and (C) attesting to the incumbency and signatures of such specific officers of the Borrower;

(vi) an opinion of Thompson & Knight LLP, counsel to the Borrower, as to the execution, delivery and performance of this Agreement and the performance of the Credit Agreement and other Loan Documents, as amended hereby; and

(vii) such other documents and instruments as the Agent, in its reasonable discretion, deems necessary or desirable to evidence and confirm perfection of its liens and security interests in the Collateral or the Borrower’s due authorization, execution and delivery of this Agreement.

The failure of the Borrower to timely comply with any of the terms of this Section 7 shall constitute (i) an Event of Default under and for all purposes of the Credit Agreement and the other Loan Documents, and (ii) a Termination Event under this Agreement.

8. Ratification of Loan Documents and Collateral. The Borrower acknowledges that this Agreement constitutes receipt from the Agent and the Lenders of proper notice of default, and subject to the terms and conditions of this Agreement, notice of intent to accelerate and opportunity to cure, and demand for payment. The Borrower waives to the extent permitted by law (a) any further notice of default, notice of intent to accelerate, or demand for payment and (b) any further opportunity to cure the Specified Events of Default or the Specified Hedge Events of Default. Except as modified by this Agreement, the Borrower acknowledges, ratifies, reaffirms, and agrees that each of the Loan Documents and the perfected liens and security interests created thereby in favor of the Agent for the benefit of the Lenders in the Collateral, are and will remain in full force and effect and binding on the Borrower, and are enforceable in accordance with their respective terms and applicable law. The Borrower acknowledges, ratifies and reaffirms all of the terms and provisions of the Loan Documents (including, without limitation, the Credit Agreement), except as modified herein, which are incorporated by reference as of the Forbearance Effective Date as if set forth herein including, without limitation, all promises, agreements, warranties, representations, covenants, releases, and indemnifications contained therein.

9. Insolvency Proceedings and Certain Waivers.

(a) The Borrower agrees that if any Insolvency Proceeding with respect to Borrower exists:

(i) the Borrower shall not object to or otherwise interfere with any motion or request by or on behalf of the Agent or any nominee thereof to (A) sell, use or otherwise dispose of any of the Collateral (pursuant to section 363 of the Bankruptcy Code or otherwise) to the extent such motion or request is supported by the Agent, (B) seek post-petition financing from the Lenders under Section 364 of the Bankruptcy Code, (C) obtain relief from the automatic stay with respect to any of the Collateral to the extent such motion or request is supported by the Agent, (D) provide the Agent and the Lenders with adequate protection of their interest in any Collateral, (E) convert or dismiss any Insolvency Proceeding of the Borrower to the extent such motion is supported by the Agent or (F) appoint a trustee or an examiner to the extent such motion or request is supported by the Agent and shall not file any such motion;

(ii) the Borrower shall not (A) oppose or otherwise interfere with the confirmation of any plan of reorganization or liquidation filed or supported by the Agent, or (B) propose any such plan that is not supported by the Agent;

(iii) the Borrower shall not directly or indirectly object to, challenge, contest or otherwise seek to invalidate or reduce (or support directly or indirectly any other person in any such objection, challenge or contest) (A) the existence, validity or amount of the obligations or (B) the extent, legality, validity, perfection, priority or enforceability of any lien, pledge, security interest or mortgage of the Agent or any Lender purportedly securing any of the Obligations;

(iv) the Borrower shall not seek to subordinate or recharacterize any claim of the Agent or any Lender against the Borrower;

(v) after the occurrence and during the continuance of any Event of Default, the Borrower shall not oppose or otherwise interfere with the exercise by the Agent, its nominee or any Lender of any of the Secured Creditor Remedies; and

(vi) the Borrower acknowledges and agrees that the waivers set forth in this Section 9 constitute material consideration for the Lenders to execute and deliver this Agreement and that the Lenders are specifically relying on the truth and accuracy of the foregoing.

10. Representations and Warranties. To induce the Agent and the Lenders to enter into this Agreement, the Borrower hereby represents and warrants to the Agent and the Lenders as follows:

(a) Duly Organized. The Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has the full power and authority to execute, deliver and perform this Agreement and to perform the Credit Agreement and the Fee Letter, as amended hereby.

(b) Authority. The execution, delivery and performance by the Borrower of this Agreement, and the performance by each such Borrower of the Credit Agreement and the Fee Letter, as amended hereby, and each other Loan Document (i) have been duly authorized by all requisite action on the part of the Borrower, (ii) do not and will not violate any provision of federal, state, or local law or regulation applicable to the Borrower, the Governing Documents of the Borrower, or any order, judgment or decree of any court, Governmental Authority or arbitrator by which the Borrower or any of its properties is bound, (iii) do not and will not conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of the Borrower and (iv) do not and will not require any filing (other than any disclosure filing) or registration with, consent, or authorization or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

(c) Binding Obligation. Each of this Agreement and the Credit Agreement and the Fee Letter, as amended hereby, constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(d) No Other Defaults. Except for the Specified Events of Default and the Specified Hedge Events of Default, no Default or Event of Default has occurred and is continuing or would result from this Agreement becoming effective in accordance with its terms.

(e) Representations and Warranties. All representations and warranties by the Borrower contained in the Credit Agreement and in each other Loan Document and certificate or other writing delivered to the Agent or the Lenders pursuant to the Credit Agreement or this Agreement are true and correct as of the Forbearance Effective Date hereof, except (i) to the extent made as of a specific date, in which case each such representation and warranty shall be true and correct as of such date, (ii) to the extent that such representation and warranties relate to the Specified Events of Default or the Specified Hedge Events of Default, and (iii) Section 4.29 of the Credit Agreement (which relate to Third Secured Notes that have been converted to equity of the Borrower).

11. Remedies Upon Termination Event. Upon the occurrence of a Termination Event, (a) the Forbearance Period will terminate without further act or action by the Agent or the Lenders and (b) the Agent and the Lenders shall be entitled immediately to exercise any and all rights and remedies available to them under the Loan Documents and this Agreement, at law, in equity, or otherwise, without further opportunity to cure, demand, presentment, notice of dishonor, notice of default, notice of intent to accelerate, notice of intent to foreclose, notice of protest or other formalities of any kind, all of which are expressly waived by the Borrower to the extent permitted by law.

12. Release and Covenant Not to Sue. THE BORROWER (IN ITS OWN RIGHT AND ON BEHALF OF ITS DIRECTORS, OFFICERS, EMPLOYEES, INDEPENDENT CONTRACTORS, ATTORNEYS AND AGENTS) (THE “RELEASING PARTIES”) JOINTLY AND SEVERALLY RELEASES, ACQUITS, AND FOREVER DISCHARGES THE AGENT AND THE LENDERS AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, INDEPENDENT CONTRACTORS, ATTORNEYS AND AGENTS, (COLLECTIVELY, THE “RELEASED PARTIES”), TO THE FULLEST EXTENT PERMITTED BY APPLICABLE STATE AND FEDERAL LAW, FROM ANY AND ALL ACTS AND OMISSIONS OF THE RELEASED PARTIES, AND FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, COUNTERCLAIMS, DEMANDS, CONTROVERSIES, COSTS, DEBTS, SUMS OF MONEY, ACCOUNTS, RECKONINGS, BONDS, BILLS, DAMAGES, OBLIGATIONS, LIABILITIES, OBJECTIONS, AND EXECUTIONS OF ANY NATURE, TYPE, OR DESCRIPTION WHICH THE RELEASING PARTIES HAVE AGAINST THE RELEASED PARTIES, INCLUDING, BUT NOT LIMITED TO, NEGLIGENCE, GROSS NEGLIGENCE, USURY, UNCONSCIONABILITY, DURESS, ECONOMIC DURESS, DEFAMATION, CONTROL, INTERFERENCE WITH CONTRACTUAL AND BUSINESS RELATIONSHIPS, CONFLICTS OF INTEREST, MISUSE OF INSIDER INFORMATION, CONCEALMENT, DISCLOSURE, SECRECY, MISUSE OF COLLATERAL, WRONGFUL RELEASE OF COLLATERAL, FAILURE TO INSPECT, ENVIRONMENTAL DUE DILIGENCE, NEGLIGENT LOAN PROCESSING AND ADMINISTRATION, WRONGFUL SETOFF, VIOLATIONS OF STATUTES AND REGULATIONS OF GOVERNMENTAL ENTITIES, INSTRUMENTALITIES AND AGENCIES (CIVIL), SECURITIES AND ANTITRUST LAWS VIOLATIONS, TYING ARRANGEMENTS, BREACH OR ABUSE OF ANY ALLEGED FIDUCIARY DUTY, BREACH OF ANY ALLEGED SPECIAL RELATIONSHIP, COURSE OF CONDUCT OR DEALING, ALLEGED OBLIGATION OF FAIR DEALING, ALLEGED OBLIGATION OF GOOD FAITH, AND ALLEGED OBLIGATION OF GOOD FAITH AND FAIR DEALING, IN CONNECTION WITH OR RELATED TO THE LOAN DOCUMENTS AND THE CREDIT AGREEMENT, AT LAW OR IN EQUITY, IN CONTRACT IN TORT, OR OTHERWISE, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED (COLLECTIVELY, THE “RELEASED CLAIMS”); PROVIDED, HOWEVER, THAT THE RELEASED CLAIMS SHALL NOT INCLUDE ANY CLAIMS ARISING OUT OF ANY FAILURE BY THE AGENT OR LENDERS TO PERFORM, ON OR AFTER THE DATE HEREOF, ANY OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR UNDER ANY OF THE LOAN DOCUMENTS OR THE CREDIT AGREEMENT. THE RELEASING PARTIES FURTHER

JOINTLY AND SEVERALLY AGREE TO LIMIT ANY DAMAGES THEY MAY SEEK IN CONNECTION WITH ANY CLAIM OR CAUSE OF ACTION, IF ANY, TO EXCLUDE ALL PUNITIVE AND EXEMPLARY DAMAGES, DAMAGES ATTRIBUTABLE TO LOST PROFITS OR OPPORTUNITY, DAMAGES ATTRIBUTABLE TO MENTAL ANGUISH, AND DAMAGES ATTRIBUTABLE TO PAIN AND SUFFERING, AND THE RELEASING PARTIES DO HEREBY JOINTLY AND SEVERALLY WAIVE AND RELEASE ALL SUCH DAMAGES WITH RESPECT TO ANY AND ALL CLAIMS OR CAUSES OF ACTION WHICH MAY ARISE AT ANY TIME AGAINST ANY OF THE RELEASED PARTIES. THE RELEASING PARTIES REPRESENT AND WARRANT THAT NO FACTS EXIST WHICH COULD PRESENTLY SUPPORT THE ASSERTION OF ANY OF THE RELEASED CLAIMS AGAINST THE RELEASED PARTIES. THE RELEASING PARTIES FURTHER COVENANT NOT TO SUE THE RELEASED PARTIES ON ACCOUNT OF ANY OF THE RELEASED CLAIMS, AND EXPRESSLY WAIVE ANY AND ALL DEFENSES THEY MAY HAVE IN CONNECTION WITH THEIR DEBTS AND OBLIGATIONS UNDER THE LOAN DOCUMENTS AND THE CREDIT AGREEMENT (AS AMENDED HEREBY). THIS SECTION 12 IS IN ADDITION TO AND SHALL NOT IN ANY WAY LIMIT ANY OTHER RELEASE, COVENANT NOT TO SUE, OR WAIVER BY THE RELEASING PARTIES IN FAVOR OF THE RELEASED PARTIES. NOTWITHSTANDING ANY PROVISION OF THE CREDIT AGREEMENT (AS AMENDED HEREBY) OR ANY OTHER LOAN DOCUMENT, THIS SECTION 12 SHALL REMAIN IN FULL FORCE AND EFFECT AND SHALL SURVIVE THE DELIVERY AND PAYMENT ON THE OBLIGATIONS, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

13. No Obligation of the Agent or the Lenders. The Borrower acknowledges and understands that upon the expiration or termination of the Forbearance Period and if the Specified Events of Default and the Specified Hedge Events of Default have not been cured or waived by written agreement in accordance with the Credit Agreement, or if there shall at such time exist a Default or Event of Default, then the Agent and the Lenders shall have the right to proceed to exercise any or all available rights and remedies, which may include foreclosure on the Collateral and institution of legal proceedings. The Agent and the Lenders shall have no obligation whatsoever to extend the maturity of the Obligations, waive any events of default or defaults, defer any payments, or further forbear from exercising its rights and remedies.

14. No Implied Waivers. No failure or delay on the part of the Agent or the Lenders in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, the Credit Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement, the Credit Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No action or acquiescence by the Agent or the Lenders, including without limitation, the making of any loan or the acceptance of any payment under the Credit Agreement, shall constitute a waiver of, or a consent to, any default, noncompliance, Default or Event of Default now existing or hereafter arising under the Credit Agreement or any of the other Loan Documents (including, without limitation, the Specified Events of Default and the Specified Hedge Events of Default).

15. INDEMNIFICATION. IN ADDITION TO, AND WITHOUT LIMITATION OF, ANY AND ALL INDEMNITIES PROVIDED IN THE LOAN DOCUMENTS, THE BORROWER SHALL AND DOES INDEMNIFY AND HOLD EACH OF THE RELEASED PARTIES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITY, LOSSES, DAMAGES, CAUSES OF ACTION, SUITS, JUDGMENTS, COSTS, AND EXPENSES, INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES, ARISING OUT OF OR FROM OR RELATED TO ANY OF THE RELEASED CLAIMS. IF ANY ACTION, SUIT, OR PROCEEDING IS BROUGHT AGAINST ANY OF THE RELEASED PARTIES, THE BORROWER SHALL, AT LENDERS’ REQUEST, DEFEND THE SAME AT THEIR SOLE COST AND EXPENSE, SUCH COST AND EXPENSE TO BE A JOINT AND SEVERAL LIABILITY OF THE BORROWER, BY COUNSEL SELECTED BY THE LENDERS. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, THIS SECTION 15 SHALL REMAIN IN FULL FORCE AND EFFECT AND SHALL SURVIVE ANY DELIVERY AND PAYMENT ON THE OBLIGATIONS, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

16. Survival of Representations and Warranties. All representations and warranties made in this Agreement or any other Loan Document will survive the execution and delivery of this Agreement, and no investigation by the Agent or the Lenders or any closing will affect the representations and warranties or the right of the Agent or the Lenders to rely upon them.

17. Review and Construction of Documents. The Borrower hereby acknowledges, and represents and warrants to the Agent and the Lenders that the Borrower has had the opportunity to consult with legal counsel of their own choice and have been afforded an opportunity to review this Agreement with their legal counsel, the Borrower has reviewed this Agreement and fully understand the effects thereof and all terms and provisions contained herein, and the Borrower has executed this Agreement of their own free will and volition. The recitals contained in this Agreement shall be construed to be part of the operative terms and provisions of this Agreement.

18. ENTIRE AGREEMENT; AMENDMENT. THIS AGREEMENT AND THE LOAN DOCUMENTS AS INCORPORATED HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO REGARDING THE AGENT’S AND THE LENDERS’ FORBEARANCE WITH RESPECT TO THEIR RIGHTS AND REMEDIES ARISING AS A RESULT OF THE SPECIFIED EVENTS OF DEFAULT AND THE SPECIFIED HEDGE EVENTS OF DEFAULT AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the Borrower, the Agent and the Lenders. The Loan Documents, as modified by this Agreement, continue to evidence the agreement of the parties with respect to the subject matter thereof.

19. Miscellaneous.

(a) Notices. All notices, requests, demands and other communications under this Agreement will be given in accordance with the provisions of the Credit Agreement.

(b) Successors and Assigns. This Agreement shall (i) be binding on the Agent, the Lenders, the Borrower and their respective successors and assigns, and (ii) inure to the benefit of the Agent, the Lenders, the Borrower and their respective successors and assigns, provided that Borrower may not assign any rights or obligations under this Agreement without the prior written consent of the Agent and the Lenders.

(c) Tolling of Statutes of Limitation. The parties hereto agree that all applicable statutes of limitations with respect to the Loan Documents shall be tolled and shall not begin to run again until the Termination Date.

(d) Arms-Length/Good Faith. This Agreement has been negotiated at arms-length and in good faith by the parties hereto.

(e) Interpretation. Wherever the context hereof will so require, the singular shall include the plural, the masculine gender shall include the feminine gender and the neuter and vice versa. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

(f) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(g) Counterparts. This Agreement may be executed and delivered in any number of counterparts, and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same instrument; provided that no party shall be bound by this Agreement until the Borrower, the Agent and the Lenders have executed a counterpart hereof. Execution of this Agreement via facsimile or electronic mail shall be effective, and signatures received via facsimile or electronic mail shall be binding upon the parties hereto and shall be effective as originals.

(h) Further Assurances. The Borrower agrees to execute, acknowledge, deliver, file and record such further certificates, instruments and documents, and to do all other acts and things, as may be reasonably requested by the Agent and the Lenders as necessary or advisable to carry out the intents and purposes of this Agreement.

(i) Loan Document. This Agreement is a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

(j) GOVERNING LAW; CHOICE OF VENUE; WAIVER OF JURY TRIAL AND NOTICES. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE CHOICE OF LAW AND VENUE PROVISIONS SET FORTH IN THE CREDIT AGREEMENT, AND SHALL BE SUBJECT TO THE JURY TRIAL WAIVER AND NOTICE PROVISIONS OF THE CREDIT AGREEMENT.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

BORROWER:

BASELINE OIL & GAS CORP.,
a Nevada corporation

By:	/s/ Patrick H. McGarey
Name:	Patrick H. McGarey
Title:	Chief Financial Officer

Forbearance, First Amendment to

Credit Agreement, First Amendment

to Fee Letter

AGENT, LENDER AND SWAP COUNTERPARTY:

WELLS FARGO FOOTHILL, INC.,
a California corporation

By:	/s/ Gary Forlenza
Name:	Gary Forlenza
Title:	Vice President

Forbearance, First Amendment to

Credit Agreement, First Amendment

to Fee Letter

Schedule 1

Schedule 4.29

Existing Second Secured Notes:

•	Senior Notes Indenture, dated as of October 1, 2007, between Baseline Oil & Gas Corp. and The Bank of New York, as trustee and collateral agent

•	form of Rule 144A Global 12 1/2% Senior Secured Note due 2012

•	form of Regulation S Global 12 1/2% Senior Secured Note due 2012

•	form of IAI Global 12 1/2% Senior Secured Note due 2012

•	Senior Notes Security Agreement, dated October 1, 2007, among The Bank of New York Trust Company, NA, as collateral agent, and Baseline Oil & Gas Corp

•	Senior Notes Registration Rights Agreement, dated October 1, 2007, between Baseline Oil & Gas Corp and Jefferies & Company, Inc.

•	Intercreditor Agreement, dated October 1, 2007, among Wells Fargo Foothills, Inc., The Bank of New York and Baseline Oil & Gas Corp.

New Second Secured Notes:

•	Amended and Restated Indenture, dated as of October 30, 2008, between Baseline Oil & Gas Corp. and The Bank of New York Mellon, as trustee and collateral agent

•	form of Rule 144A Global 15% Senior Secured PIK Note due 2009

•	form of Consent Agreement, dated as of October 29, 2008, from Third Point LLC and Jefferies & Company, Inc., with acknowledgement from Baseline Oil & Gas Corp.

•	First Amendment to Intercreditor Agreement, dated as of October 30, 2008, among Wells Fargo Foothill, Inc., The Bank of New York Mellon and Baseline Oil & Gas Corp.

Schedule 2

Schedule 4.30

None.